UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2008 (March 31, 2008)

Theater Xtreme Entertainment Group, Inc.
______________________________________________
(Exact name of Registrant as specified in its charter)

Florida	000-26845	65-0913583
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 Corporate Boulevard, Suites E &F, Newark, DE		19702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(302) 455-1334

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◘  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◘  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◘  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◘  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed from time to time with the Securities and Exchange Commission by Theater Xtreme Entertainment Group, Inc., a Florida corporation (the “Registrant”), contains certain forward-looking statements and information currently available to, and beliefs of, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management regarding the Registrant’s financial condition, future operating performance, results of operations and other statements that are not statements of historical fact. The words “expect”, “project”, “estimate”, “believe”, “anticipate”, “intend”, “plan”, “forecast” or the negative of these terms and similar expressions and variations thereof are intended to identify such forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2008, the Registrant and Kinzer Technology, LLC (“Kinzer”) amended that certain debenture dated March 6, 2007 in the principal amount of $2.7 million payable to Kinzer (the “Debenture”).

The Debenture originally required quarterly interest payments due on April 1, July 1, October 1, and January 1 of each year.  In October 2007, the Registrant and Kinzer agreed to amend the Debenture in order to defer the interest payments otherwise due on October 1, 2007 and January 1, 2008 until July 1, 2008.  On March 31, 2008, the Registrant and Kinzer agreed to further amend the Debenture to defer the interest payment otherwise due on April 1, 2008 until July 1, 2008.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document
10.1	Letter dated March 25, 2008 by and between Theater Xtreme Entertainment Group, Inc. and Kinzer Technology, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Theater Xtreme Entertainment Group, Inc. (Registrant)

April 2, 2008	By:	/s/ James J. Vincenzo
	Name:	James J. Vincenzo
	Title:	Chief Financial Officer